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                                                                    EXHIBIT 12.1

                      INVESTORS FINANCIAL SERVICES CORP.
   Calculation of Earnings to Fixed Charges - Excluding Interest on Deposits



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
                                                2 Months Ended               Year Ended                Quarter Ended
                                                   12/31/95                   12/31/96                    3/31/97
                                                --------------               -----------               --------------
Net Income                                          899,794                   7,773,962                   2,821,566
Income Taxes                                        670,293                   4,866,571                   1,822,219
Income Tax Effect of Minority Interest                 n/a                         n/a                      148,585
                                                       ----                        ----                   ---------
    Income Before Income Taxes                    1,570,087                  12,640,533                   4,792,370
                                                  ----------                 -----------                  ---------

Interest Expense (Excluding Interest on Deposits)   106,731                   9,383,895                   4,129,216
Minority Interest Expense, gross                        n/a                         n/a                     407,083
Rent (1/3 of Total Rent)                            208,272                   1,427,669                     362,827
                                                  ----------                 ----------                   ---------
    Fixed Charges Excluding Interest on Deposits    315,003                  10,811,564                   4,899,126
                                                  ----------                 -----------                  ---------

    Earnings Before Fixed Charges
        Excluding Interest on Deposits            1,885,090   5.98           23,452,097   2.17            9,691,496   1.98
                                                  ==========  =====          ===========  =====           =========   ====
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